Exhibit 99.1

Cutera, Inc. Announces First Quarter 2021 Financial Results

BRISBANE, California, May 5, 2021 ─ Cutera, Inc. (NASDAQ: CUTR) (“Cutera” or the “Company”), a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide, today reported financial results for the first quarter ended March 31, 2021.

First Quarter 2021 Financial and Operational Highlights

●	Revenue was $49.7 million, an increase of 54.1% from the prior-year period, driven by strong performance across the business, with particular strength in capital equipment and skincare sales.
o	Capital Equipment revenue of $28.3 million increased 35.1% over the prior-year period.
o	Recurring revenue, defined by the combination of Skincare, Consumable Products, and Service, was $21.3 million, an increase of 89.2% over the prior-year period:
■	Skincare revenue of $12.3 million increased 324.4% over the prior-year period;
■	Consumable Product revenue of $2.9 million grew 15.5% over prior-year period, reflecting the continued recovery of energy-based treatment volumes; and
■	Service revenue of $6.1 million increased 4.6% over the prior-year period.
●

Gross Margin was 55.8%, compared to 44.5% in the prior-year period, due to ongoing improvements in manufacturing efficiencies, offset by mix shift associated with growth of skincare during the quarter;

●	Operating Expenses were $26.5 million in the quarter, flat to prior-year period;
●	Adjusted EBITDA was $4.6 million in the period as compared to $(8.3) million, a $12.9 million improvement over prior-year period; and
●	Net loss was ($0.4) million, or ($0.02) per fully diluted share, compared to a net loss of ($12.4) million, or ($0.86) per fully diluted share, in the prior-year period;
●	Announced pricing of offering of $138.3 million of convertible senior notes.

“I am pleased with our first-quarter results, which reflect the continued progress we have made since the onset of the COVID-19 pandemic,” commented Dave Mowry, Chief Executive Officer of Cutera, Inc. “In the first-quarter, we achieved broad strength across our business, driven by consistent execution from our commercial teams, strength in the skincare business, and a slow but steady improvement in our end markets. Building upon the tremendous work from our team, in 2021 we plan to continue to improve gross margins by reducing manufacturing costs; increase sales and sales productivity with our focus on people and process; and deliver innovative products through our increased R&D investments.  As we execute these vital few initiatives, our objective is to deliver strong performance despite the remaining pandemic uncertainties that will likely be headwinds for many of us in this market.

2021 Outlook

Company management remains cautious with the lingering uncertainty related to COVID-19.  Global Energy-based Aesthetics end markets continued to improve over the course of the first quarter, but the pace and extent of customer recovery varied by geography.  With several geographies still under  activity restrictions, management is not issuing full-year guidance at this time.

Conference Call

The Company’s management will host a conference call to discuss these results and related matters today at 1:30 p.m. PT (4:30 p.m. ET). Participating on the call will be Dave Mowry, Chief Executive Officer and Rohan Seth, Chief Financial Officer.

To participate in the conference call, dial 1-877-705-6003 (domestic) or + 1-201-493-6725 (international) and refer to the Conference Code: 13719080.

The call will also be webcast and can be accessed from the Investor Relations section of Cutera’s website at http://www.cutera.com/. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has developed innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

*Use of Non-GAAP Financial Measures

In this press release, in order to supplement the Company’s condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles, or GAAP, management has disclosed certain non-GAAP financial measures for the statement of operations and net income (loss) per diluted share. Non-GAAP adjustments include stock-based compensation, depreciation, amortization, executive and other non-recurring separation costs, customer relationship management (“CRM”) and enterprise resource planning (“ERP”) system costs, non-recurring legal and litigation costs, as well as the net tax impact of excluding these items. From time to time in the future, there may be other items that we may exclude if the Company believes that doing so is consistent with the goal of providing useful information to investors and management. The Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. The Company has not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential significant variability, limited visibility, unpredictability, or unique non-recurring nature of the items. Forward-looking non-GAAP measures include adjusted EBITDA. The Company defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation, executive and other non-recurring separation costs, customer relationship management and enterprise resource planning system costs, and non-recurring legal and litigation costs.

Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter, and year to year, on a regular basis and for benchmarking against other similar companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP. Non-GAAP financial measures for the statement of operations and net income per diluted share exclude the following:

Non-cash expenses for stock-based compensation. The Company has excluded the effect of stock-based compensation expenses in calculating its non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to the Company's employees, the Company continues to evaluate its business performance excluding stock-based compensation expenses. The Company records stock-based compensation expense related to grants of options, employee stock purchase plan, and performance and restricted stock. Depending upon the size, timing and the terms of the grants, this expense may vary significantly but will recur in future periods. The Company believes that excluding stock-based compensation better allows for comparisons to its peer companies;

Depreciation and amortization. The Company has excluded depreciation and amortization expense in calculating its non-GAAP operating expenses and net income measures. Depreciation and amortization are non-cash charges to current operations;

Executive and other non-recurring separation costs. We have excluded costs associated with the resignation of our former Executive Officers in calculating our non-GAAP operating expenses and net income measures. We exclude these and other non-recurring employee separation costs because we believe that these items do not reflect future operating expenses;

Customer Relationship Management. We have excluded CRM system costs related to direct and incremental costs incurred in connection with our multi-phase implementation of a new CRM solution and the related technology infrastructure costs. We exclude these costs because we believe that these items do not reflect future operating expenses and will be inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of our operating performance;

Enterprise Resource Planning. We have excluded ERP system costs related to direct and incremental costs incurred in connection with our multi-phase implementation of a new ERP solution and the related technology infrastructure costs. We exclude these costs because we believe that these items do not reflect future operating expenses and will be inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of our operating performance; and

Non-recurring legal and litigation costs. We have excluded costs incurred related to third party litigation and disputes, that are of a non-recurring nature.

The Company believes that excluding all of the items above allows users of its financial statements to better review and assess both current and historical results of operations.

Safe Harbor Statement

Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, Cutera’s plans, objectives, strategies, financial performance and outlook, CFO and other senior leadership searches, product launches and performance, trends, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, the Company’s actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from the forward-looking statements contained in this press release, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Registration Statement on Form S-,8 and other documents filed from time to time with the United States Securities and Exchange Commission by Cutera.

All information in this press release is as of the date of its release. Accordingly, undue reliance should not be placed on forward-looking statements. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Cutera's financial performance for the first quarter ended March 31, 2021, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

Cutera, Inc.

Anne Werdan

Director, Investor Relations

415-657-5500

awerdan@cutera.com

CUTERA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31	December 31,
Reporting Unit Balance Sheet	2021	2020
Assets
Current assets:
Cash and cash equivalents	$164,932	$47,047
Accounts receivable, net	24,151	21,962
Inventories	34,578	28,508
Other current assets and prepaid expenses	10,339	8,779
Total current assets	234,000	106,296

Property and equipment, net	2,373	2,299
Deferred tax asset	598	643
Goodwill	1,339	1,339
Operating lease right-of-use assets	16,570	17,076
Other long-term assets	4,853	5,080
Total assets	$259,733	$132,733

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$5,031	$6,684
Accrued liabilities	41,329	31,079
Operating leases liabilities	2,351	2,260
PPP Loan Payable	6,352	3,630
Extended warranty liabilities	1,039	1,216
Deferred revenue	10,019	9,489
Total current liabilities	66,121	54,358

Deferred revenue, net of current portion	1,718	1,748
PPP Loan payable, net of current portion	851	3,555
Operating lease liabilities, net of current portion	15,394	15,950
Convertible notes, net of unamortized debt issuance costs of $4,665	133,585	-
Other long-term liabilities	434	242
Total liabilities	218,103	75,853

Stockholders’ equity:
Common stock	18	18
Additional paid-in capital	102,206	117,097
Accumulated deficit	(60,594)	(60,235)
Total stockholders' equity	41,630	56,880
Total liabilities and stockholders' equity	$259,733	$132,733

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended

	March 31,	March 31,
	2021	2020

Products	$43,551	$26,391
Service	6,117	5,848
Total net revenue	49,668	32,239

Products	18,331	14,103
Service	3,627	3,800
Total cost of revenue	21,958	17,903
Gross profit	27,710	14,336
Gross margin %	56%	44%

Operating expenses:
Sales and marketing	15,068	14,789
Research and development	4,112	3,870
General and administrative	7,365	7,806
Total operating expenses	26,545	26,465
Income (loss) from operations	1,165	(12,129)
Interest and other expense, net
Amortization of debt issuance costs	(52)	-
Interest on convertible notes	(191)	-
Interest and other expense, net	(1,023)	(207)
Total interest and other expense, net	(1,266)	(207)
Loss before income taxes	(101)	(12,336)
Income tax expense	258	78
Net loss	$(359)	$(12,414)

Net loss per share:
Basic	$(0.02)	$(0.86)
Diluted	$(0.02)	$(0.86)

Weighted-average number of shares used in per share calculations:
Basic	17,768	14,433
Diluted	17,768	14,433

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 31,	March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(359)	$(12,414)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	1,846	1,980
Depreciation of tangible assets	361	360
Amortization of contract acquisition costs	545	717
Amortization of debt issuance costs	52	-
Impairment of capitalized cloud computing costs	182	-
Change in deferred tax asset	45	15
Provision for credit losses	218	590
Gain on sale of property and equipment	(59)	-
Change in right-of-use asset	604	645
Other	-	35
Changes in assets and liabilities:
Accounts receivable	(2,407)	5,306
Inventories	(6,021)	(3,020)
Other current assets and prepaid expenses	(1,560)	807
Other long-term assets	(500)	(207)
Accounts payable	(1,653)	1,919
Accrued liabilities	10,199	(6,567)
Extended warranty liabilities	(177)	(234)
Operating lease liabilities	(563)	(645)
Deferred revenue	500	(1,253)
Net cash provided by (used in) operating activities	1,253	(11,966)

Cash flows from investing activities:
Acquisition of property, equipment and software	(101)	(230)
Proceeds from disposal of property and equipment	52	-
Proceeds from sales of marketable investments	-	6,800
Purchase of marketable investments	-	(3,930)
Net cash provided by (used in) investing activities	(49)	2,640

Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	396	201
Purchase of capped call	(16,134)	-
Proceeds from issuance of convertible notes	138,250	-
Payment of issuance costs of convertible notes	(4,717)	-
Taxes paid related to net share settlement of equity awards	(999)	(2,234)
Payments on finance lease obligations	(115)	(183)
Net cash provided by (used in) financing activities	116,681	(2,216)

Net increase (decrease) in cash and cash equivalents	117,885	(11,542)
Cash and cash equivalents at beginning of period	47,047	26,316
Cash and cash equivalents at end of period	$164,932	$14,774

CUTERA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in thousands, except percentage data)
(unaudited)

	Three Months Ended		% Change
	March 31,	March 31,	2021 Vs
	2021	2020	2020
Revenue By Geography:
North America	$22,396	$15,373	+46%
Japan	16,555	7,162	+131%
Rest of World	10,717	9,704	+10%
Total Net Revenue	$49,668	$32,239	+54%
Rest of World (including Japan) as a percentage of total revenue	55%	52%

Revenue By Product Category:
Systems
- North America	$16,785	$10,382	+62%
- Rest of World (including Japan)	11,536	10,576	+9%
Total Systems	28,321	20,958	+35%
Consumables	2,925	2,533	+15%
Skincare	12,306	2,900	+324%
Total Products	43,552	26,391	+65%

Service	6,116	5,848	+5%
Total Net Revenue	$49,668	$32,239	+54%

	Three Months Ended
	March 31,	March 31,
	2021	2020
Pre-tax Stock-Based Compensation Expense:
Cost of revenue	$144	$290
Sales and marketing	721	719
Research and development	301	321
General and administrative	680	650
	$1,846	$1,980

CUTERA, INC.
RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
TO NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31, 2021							Three Months Ended March 31, 2020
	GAAP	Depreciation and Amortization	Stock-Based Compensation	CRM and ERP Implementation/ write-off	Legal - Lutronic	Taxes and Other Adjustments	Non-GAAP	GAAP	Depreciation and Amortization	Stock-Based Compensation	CRM and ERP Implementation/ write-off	Taxes and Other Adjustments	Non-GAAP

Net revenue	$49,668	-	-	-	-	-	$49,668	$32,239	-	-	-	-	$32,239
Cost of revenue	21,958	(162)	(144)	-	-	-	21,652	17,903	(140)	(290)	-	-	17,473
Gross profit	27,710	162	144	-	-	-	28,016	14,336	140	290	-	-	14,766
Gross margin %	56%						56%	44%					46%

Operating expenses:
Sales and marketing	15,068	(678)	(721)	(182)	-	-	13,487	14,789	(871)	(718)	(165)	-	13,035
Research and development	4,112	(39)	(301)	-	-	-	3,772	3,870	(38)	(321)	-	-	3,511
General and administrative	7,365	(27)	(680)	(70)	(401)	-	6,187	7,806	(28)	(651)	(244)	(324)	6,559
Total operating expenses	26,545	(744)	(1,702)	(252)	(401)	-	23,446	26,465	(937)	(1,690)	(409)	(324)	23,105
Income (loss) from operations	1,165	906	1,846	252	401	-	4,570	(12,129)	1,077	1,980	409	324	(8,339)
Interest and other expense, net
Amortization of debt issuance costs	(52)	-	-	-	-	-	(52)	-	-	-	-	-	-
Interest on convertible notes	(191)	-	-	-	-	-	(191)	-	-	-	-	-	-
Other expense, net	(1,023)	-	-	-	-	-	(1,023)	(207)	-	-	-	-	(207)
Total interest and other expense, net	(1,266)	-	-	-	-	-	(1,266)	(207)	-	-	-	-	(207)
Income (loss) before income taxes	(101)	906	1,846	252	401	-	3,304	(12,336)	1,077	1,980	409	324	(8,546)
Provision (benefit) for income taxes	258	-	-	-	-	-	258	78	-	-	-	5	83
Net income (loss)	$(359)	$906	$1,846	$252	$401	$-	$3,046	$(12,414)	1,077	1,980	409	319	$(8,629)

Net income (loss) per share:
Basic	$(0.02)						$0.17	$(0.86)					$(0.60)
Diluted	$(0.02)						$0.15	$(0.86)					$(0.60)

Weighted-average number of shares used in per share calculations:
Basic	17,768						17,768	14,433					14,433
Diluted	17,768						22,266	14,433					14,433

Operating expenses as a % of net revenue	GAAP						Non-GAAP	GAAP					Non-GAAP
Sales and marketing	30.3%						27.2%	45.9%					40.4%
Research and development	8.3%						7.6%	12.0%					10.9%
General and administrative	14.8%						12.5%	24.2%					20.3%
	53.4%						47.2%	82.1%					71.7%

CUTERA, INC.
RECONCILIATION OF LOSS TO ADJUSTED EBITDA
(in thousands)
(unaudited)

Three Months Ended
March 31, 2021

Net loss	$(359)
Adjustments:
Stock-based compensation	1,846
Depreciation and amortization	906
CRM and ERP implementation/ write off	252
Legal - Lutronic	401
Interest and other expense, net	1,266
Provision for income taxes	258
Total adjustments	$4,929

Adjusted EBITDA	$4,570